UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 22 , 2011

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 22, 2011, Bazi International, Inc. (the "Company") completed the sale of 5,000,000 units (individually, a "Unit" and collectively, the "Units"), respectively, in a private placement transaction resulting in aggregate gross proceeds of $500,000 (the "Unit Offering"). Each Unit sold in connection with the Unit Offering was sold at $0.10 per Unit. Each Unit consists of one share of common stock and one warrant to purchase a share of common stock at an exercise price of $0.25 per share for three years. The Units were offered solely to accredited individual and institutional investors. No commissions or other fees were paid in connection with the sale of the Units.

The Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act. The Unit Offerings are exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2011 the Company appointed Deborah Wildrick as it's Chief Executive Officer. Ms. Wildrick previously served as the Company's Executive Vice President of Sales and Marketing. Mr. Kevin Sherman will continue to serve as the Company's President and on the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release - Apointment of CEO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   June 27, 2011
By:	/s/ John D. Pougnet

Name: John D. Pougnet
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release